Exhibit 10(h)(xii)

IDACORP, INC.

                      2000 LONG-TERM INCENTIVE AND COMPENSATION PLAN

Article 1.         Establishment, Purpose and Duration

1.1       Establishment of the Plan. IDACORP, Inc., an Idaho corporation (hereinafter referred to as the "Company"), hereby establishes an incentive and compensation plan for officers, key employees and directors, to be known as the "IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document.  The Plan permits the grant of nonqualified stock options (NQSO), incentive stock options (ISO), stock appreciation rights (SAR), restricted stock, restricted stock units, performance units, performance shares and other awards.

The Plan shall become effective when approved by the shareholders at the 2000 Annual Meeting of Shareholders (the "Effective Date") and shall remain in effect as provided in Section 1.3 herein.

1.2       Purpose of the Plan.  The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders and customers.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

1.3       Duration of the Plan.  The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 15 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

Article 2.         Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

2.1       Award means, individually or collectively, a grant under the Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or any other type of award permitted under Article 10 of the Plan.

2.2       Award Agreement means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

2.3       Base Value of an SAR shall have the meaning set forth in Section 7.1 herein.

2.4       Board or Board of Directors means the Board of Directors of the Company.

2.5       Change in Control means the earliest of the following to occur:

(a)  any Person, excluding (i) the Company or any Subsidiary, (ii) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company immediately prior to the transaction in substantially the same proportions as their ownership of stock of the Company, (iii) an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities ("Change in Control Person") is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Company; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company;

(b)  consummation of a merger, consolidation, reorganization or share exchange, or sale of all or substantially all of the assets, of the Company or Idaho Power Company (a "Qualifying Transaction"), unless, immediately following such Qualifying Transaction, all of the following have occurred: (i) all or substantially all of the beneficial owners of the Company immediately prior to such Qualifying Transaction beneficially own in substantially the same proportions, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Qualifying Transaction (including, without limitation, a corporation or other entity which, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (as the case may be, the "Successor Entity"), (ii) no Change in Control Person is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of  20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Successor Entity and (iii) at least a majority of the members of the board of directors of the Successor Entity are Incumbent Directors;

(c)  a complete liquidation or dissolution of the Company or Idaho Power Company; or

(d)  within a 24-month period, individuals who were directors of the Board immediately before such period ("Incumbent Directors") cease to constitute at least a majority of the directors of the Board; provided, however, that any director who was not a director of the Board at the beginning of such period shall be deemed to be an Incumbent Director if the election or nomination for election of such director was approved by the vote of at least two-thirds of the directors of the Board then still in office (i) who were in office at the beginning of the 24-month period or (ii) whose election or nomination for election was so approved, in each case, unless such individual was elected or nominated as a result of an actual or threatened election contest or as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Change in Control Person other than the Board.

For avoidance of doubt, transactions for the purpose of dividing Idaho Power Company's assets into separate distribution, transmission or generation entities or such other entities as the Company or Idaho Power Company may determine shall not constitute a Change in Control unless so determined by the Board.

2.6       Code means the Internal Revenue Code of 1986, as amended from time to time.

2.7       Committee means the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to Awards.

2.8       Company means IDACORP, Inc., an Idaho corporation, or any successor thereto as provided in Article 17 herein.

2.9       Covered Employee means any Participant who would be considered a "covered employee" for purposes of Section 162(m) of the Code.

2.10     Director means any individual who is a member of the Board of Directors of the Company.

2.11     Disability means the continuous inability of an Employee because of illness or injury to engage in any occupation or employment for wage or profit with the Company or any other employer (including self-employment) for which he is reasonably qualified by education, training or experience.  An Employee will not be considered disabled during any period unless he is under the regular care and attendance of a duly qualified physician.

2.12     Dividend Equivalent means, with respect to Shares subject to an Award, a right to be paid an amount equal to dividends declared on an equal number of outstanding Shares.

2.13     Eligible Person means an individual who is eligible to participate in the Plan, as set forth in Section 5.1 herein.

2.14     Employee means an individual who is paid on the payroll of the Company or of the Company's Subsidiaries, who is not covered by any collective bargaining agreement to which the Company or any of its Subsidiaries is a party, and is classified in the payroll system as a regular full-time, part-time or temporary employee.  For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

2.15     Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16     Exercise Period means the period during which an SAR or Option is exercisable, as set forth in the related Award Agreement.

2.17     Fair Market Value means the fair market value of a Share as determined in good faith by the Committee or pursuant to a procedure specified in good faith by the Committee; provided, however, that if the Committee has not specified otherwise, Fair Market Value shall mean the closing price of a Share as reported in the consolidated transaction reporting system, or, if there was no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.18     Freestanding SAR means an SAR that is not a Tandem SAR.

2.19     Incentive Stock Option or ISO means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and satisfies the requirements of Section 422 of the Code.

2.20     Nonqualified Stock Option or NQSO means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option under Section 422 of the Code.

2.21     Option means an Incentive Stock Option or a Nonqualified Stock Option.

2.22     Option Exercise Price means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee and set forth in the Option Award Agreement.

2.23     Participant means an Eligible Person who has outstanding an Award granted under the Plan.

2.24     Performance Goals  means the performance goals established by the Committee, which shall be based on one or more of the following measures:  sales or revenues, earnings per share, shareholder return and/or value, funds from operations, operating income, gross income, net income, cash flow, return on equity, return on capital, earnings before interest, operating ratios, stock price, customer satisfaction, accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, profit returns and margins, financial return ratios, budget achievement, performance against budget, and/or market performance.  Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof.  Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure.

2.25     Performance Period means the time period during which Performance Unit/Performance Share Performance Goals must be met.

2.26     Performance Share means an Award described in Article 9 herein.

2.27     Performance Unit means an Award described in Article 9 herein.

2.28     Period of Restriction means the period during which the transfer of Restricted Stock is limited in some way, as provided in Article 8 herein.

2.29     Person shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as used in Sections 13(d) and 14(d) thereof, including usage in the definition of a "group" in Section 13(d) thereof.

2.30     Plan means the IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan, as amended from time to time.

2.31     Qualified Restricted Stock  means an Award of Restricted Stock designated as Qualified Restricted Stock by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

2.32     Qualified Restricted Stock Unit means an Award of Restricted Stock Units designated as Qualified Restricted Stock Units by the Committee at the time of grant and intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

2.33     Restricted Stock means an Award described in Article 8 herein.

2.34     Restricted Stock Unit means an Award described in Article 8 herein.

2.35     Retirement means a Participant's termination from employment with the Company or a Subsidiary at the Participant's Early or Normal Retirement Date, as applicable.

(a)        Early Retirement Date -- shall mean the date on which a Participant terminates employment, if such termination date occurs on or after Participant's attainment of age fifty-five (55) but prior to Participant's Normal Retirement Date.

(b)        Normal Retirement Date -- shall mean the date on which the Participant terminates employment, if such termination date occurs on or after the Participant attains age sixty-two (62).

2.36     Securities Act means the Securities Act of 1933, as amended.

2.37     Shares means the shares of common stock, no par value, of the Company.

2.38     Stock Appreciation Right or SAR means a right, granted alone or in connection with a related Option, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article 7 herein. Each SAR shall be denominated in terms of one Share.

2.39     Subsidiary  means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.40     Tandem SAR means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall be similarly canceled).

Article 3.         Administration

3.1       The Committee. The Plan shall be administered by the Compensation Committee or such other committee (the "Committee") as the Board of Directors shall select consisting solely of two or more members of the Board.  The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2       Authority of the Committee.  The Committee shall have full power except as limited by law, the Articles of Incorporation or the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to determine the Eligible Persons to receive Awards; to determine the size and types of Awards; to determine the terms and conditions of such Awards; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) to amend the terms and conditions of any outstanding Award.  Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.  As permitted by law, the Committee may delegate its authorities as identified hereunder.

3.3       Restrictions on Distribution of Shares and Share Transferability.  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares or benefits under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the Securities Act) and applicable requirements of any securities exchange or similar entity and unless the Participant's tax obligations have been satisfied as set forth in Article 16.  The Committee may impose such restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

3.4       Decisions Binding.  All determinations and decisions (including, without limitation, all interpretations) made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Eligible Persons, Employees, Participants and their estates and beneficiaries.

3.5       Costs. The Company shall pay all costs of administration of the Plan.

Article 4.         Shares Subject to the Plan

4.1       Number of Shares.  Subject to Section 4.2 herein, the maximum number of Shares available for grant under the Plan shall be 3,100,000.  Shares underlying lapsed or forfeited Awards, or Awards that are not paid in Shares, may be reused for other Awards.  If the Option Exercise Price is satisfied by tendering Shares, only the number of Shares issued net of the Shares tendered shall be deemed issued under the Plan, provided, however, that, as long as the Shares are listed on the New York Stock Exchange, this sentence shall only be operative for ten years following the date the Plan is last approved by stockholders in a manner that constitutes stockholder approval for purposes of New York Stock Exchange listing standards.  Shares granted pursuant to the Plan may be (i) authorized but unissued Shares of common stock, (ii) treasury shares or (iii) Shares purchased on the open market.

4.2       Adjustments in Authorized Shares and Awards.  In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the outstanding Awards, the number and kind of Shares which may be delivered under the Plan, and in the number and kind of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.  Notwithstanding the foregoing, unless otherwise determined by the Committee, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code.  In no event shall the Committee have the right to amend an outstanding Option Award for the sole purpose of reducing the exercise price thereof.

4.3       Individual Limitations.  Subject to Section 4.2 above, (i) the total number of Shares with respect to which Options or SARs may be granted in any calendar year to any Covered Employee shall not exceed 250,000 Shares; (ii) the total number of Qualified Restricted Stock Shares or Qualified Restricted Stock Units that may be granted in any calendar year to any Covered Employee shall not exceed 250,000 Shares or Units, as the case may be; (iii) the total number of Performance Shares or Performance Units that may be granted in any calendar year to any Covered Employee shall not exceed 250,000 Shares or Units, as the case may be; (iv) the total number of Shares that are intended to qualify as performance-based compensation under Section 162(m) of the Code granted pursuant to Article 10 herein in any calendar year to any Covered Employee shall not exceed 250,000 Shares; (v) the total cash Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code that may be paid pursuant to Article 10 herein in any calendar year to any Covered Employee shall not exceed $500,000; and (vi) the aggregate amount of Dividend Equivalents that are intended to qualify as performance-based compensation under Section 162(m) of the Code that a Covered Employee may receive in any calendar year shall not exceed $1,000,000.

Article 5.         Eligibility and Participation

5.1       Eligibility.  Persons eligible to participate in the Plan ("Eligible Persons") include all officers, key employees and directors of the Company and its Subsidiaries, as determined by the Committee.

5.2       Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted.

Article 6.         Stock Options

6.1       Grant of Options.  Subject to the terms and conditions of the Plan, Options may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options.  The Committee may grant ISOs, NQSOs or a combination thereof.

6.2       Option Award Agreement.  Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Exercise Price, the term of the Option, the number of Shares to which the Option pertains, the Exercise Period and such other provisions as the Committee shall determine.  The Option Award Agreement shall also specify whether the Option is intended to be an ISO or a NQSO.  Rights, if any, to Dividend Equivalents shall be determined by the Committee.

6.3       Option Exercise Price.  Except for Options adjusted or granted pursuant to Article 4 herein, and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Option Exercise Price of Options granted under the Plan shall be at least equal to the Fair Market Value of a Share on the date of grant of the Option.

6.4       Exercise of and Payment for Options.  Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve.

Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by provision for full payment for the Shares.

The Option Exercise Price shall be payable: (a) in cash or its equivalent, (b) by tendering (or attesting to the ownership of) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (c) by broker-assisted cashless exercise, (d) by such other methods as the Committee may prescribe or (e) by a combination of (a), (b), (c) and/or (d).

6.5       Termination.  Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries.  Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), need not be uniform among all Options granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

6.6       Transferability of Options.  Except as otherwise determined by the Committee, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, and no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  ISOs are not transferable other than by will or by the laws of descent and distribution.

Article 7.         Stock Appreciation Rights

7.1       Grant of SARs.  Subject to the terms and conditions of the Plan, an SAR may be granted to an Eligible Person at any time and from time to time as shall be determined by the Committee.  The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SARs.

The Committee shall have complete discretion in determining the number of SARs granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.  Rights, if any, to Dividend Equivalents shall be determined by the Committee.

Except for SARs adjusted or granted pursuant to Article 4 herein, and replacement SARs granted in connection with a merger, acquisition, reorganization or similar transaction, the Base Value of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The Base Value of Tandem SARs shall equal the Option Exercise Price of the related Option.

7.2       SAR Award Agreement.  Each SAR grant shall be evidenced by an SAR Award Agreement that shall specify the number of SARs granted, the Base Value, the term of the SAR, the Exercise Period and such other provisions as the Committee shall determine.

7.3       Exercise and Payment of SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO:  (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Exercise Price of the ISO.

Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

A Participant may exercise an SAR at any time during the Exercise Period.  SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of SARs being exercised.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of:

(a)        the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Base Value multiplied by

(b)        the number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Committee, the payment to the Participant upon SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof.

7.4       Termination.  Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

7.5       Transferability of SARs.  Except as otherwise determined by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative, and no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 8.         Restricted Stock and Restricted Stock Units

8.1       Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock and/or Restricted Stock Units may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of shares of Restricted Stock and/or Restricted Stock Units granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

In addition, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock or Restricted Stock Units as Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, in which event it will condition the grant or vesting, as applicable, of such Qualified Restricted Stock or Qualified Restricted Stock Units, as the case may be, upon the attainment of the Performance Goals selected by the Committee.

8.2       Restricted Stock/Restricted Stock Unit Award Agreement.  Each grant of Restricted Stock and/or Restricted Stock Units shall be evidenced by a Restricted Stock and/or Restricted Stock Unit Award Agreement that shall specify the number of shares of Restricted Stock and/or Restricted Stock Units granted, the initial value (if applicable), the Period or Periods of Restriction, and such other provisions as the Committee shall determine.

8.3       Transferability.  Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee.  During the applicable Period of Restriction, all rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

8.4       Certificates.  No certificates representing Stock shall be issued until such time as all restrictions applicable to such Shares have been satisfied.

8.5       Removal of Restrictions.  Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto.  Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate.  Payment of Restricted Stock Units shall be made after the last day of the Period of Restriction applicable thereto.  The Committee, in its sole discretion, may pay Restricted Stock Units in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the Restricted Stock Units.

8.6       Voting Rights.  During the Period of Restriction, Participants may exercise full voting rights with respect to the Restricted Stock.

8.7       Dividends and Other Distributions.  Subject to the Committee's right to determine otherwise, during the Period of Restriction, Participants shall receive all regular cash dividends paid with respect to the Shares while they are so held, and all other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall vest or be paid, as the case may be, to the Participant promptly after the full vesting of the Restricted Stock with respect to which such distributions were made.

Rights, if any, to Dividend Equivalents on Restricted Stock Units shall be determined by the Committee.

8.8       Termination.  Each Restricted Stock/Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive Restricted Stock and/or a Restricted Stock Unit payment following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all grants of Restricted Stock/Restricted Stock Units or among Participants and may reflect distinctions based on the reasons for termination.

Article 9.         Performance Units and Performance Shares

9.1       Grant of Performance Units and Performance Shares.  Subject to the terms and conditions of the Plan, Performance Units and/or Performance Shares may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Eligible Person (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

9.2       Performance Unit/Performance Share Award Agreement.  Each grant of Performance Units and/or Performance Shares shall be evidenced by a Performance Unit and/or Performance Share Award Agreement that shall specify the number of Performance Units and/or Performance Shares granted, the initial value (if applicable), the Performance Period, the Performance Goals and such other provisions as the Committee shall determine.  Rights, if any, to Dividend Equivalents shall be determined by the Committee.

9.3       Value of Performance Units/Performance Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  In no event shall the value of a Performance Unit intended to qualify as performance-based compensation under Code Section 162(m) exceed the value of a Share.  The value of a Performance Share shall be equal to the Fair Market Value of a Share.  The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Performance Shares that will be paid out to the Participants.

9.4       Earning of Performance Units/Performance Shares.  After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout with respect to the Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

9.5       Form and Timing of Payment of Performance Units/Performance Shares.  Payment of earned Performance Units/Performance Shares shall be made following the close of the applicable Performance Period.  The Committee, in its sole discretion, may pay earned Performance Units/Shares in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period.  Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

9.6       Termination.  Each Performance Unit/Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Performance Unit/Performance Share payment following termination of the Participant's employment with or service on the Board of the Company and its Subsidiaries during a Performance Period.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all grants of Performance Units/Performance Shares or among Participants and may reflect distinctions based on reasons for termination.

9.7       Transferability.  Except as otherwise determined by the Committee, a Participant's rights with respect to Performance Units/Performance Shares granted under the Plan shall be available during the Participant's lifetime only to such Participant or the Participant's legal representative and Performance Units/Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 10.       Other Awards

The Committee shall have the right to grant other Awards which may include, without limitation, the grant of Shares based on attainment of Performance Goals established by the Committee, the payment of Shares in lieu of cash or cash based on attainment of Performance  Goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

Article 11.       Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of beneficiary or beneficiaries other than the spouse.

Article 12.       Deferrals

The Committee may permit a Participant to defer the Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under the Plan. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 13.       Rights of Participants

13.1     Termination. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or other relationship with the Company or any Subsidiary at any time, for any reason or no reason in the Company's or the Subsidiary's sole discretion, nor confer upon any Participant any right to continue in the employ of, or otherwise in any relationship with, the Company or any Subsidiary.

13.2     Participation.  No Eligible Person shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

13.3     Limitation of Implied Rights.  Neither a Participant nor any other Person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary.  Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any Person.

Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Article 14.       Change in Control

The terms of this Article 14 shall immediately become operative, without further action or consent by any Person, upon a Change in Control, and once operative shall supersede and take control over any other provisions of this Plan.

Upon a Change in Control

(a)        Any and all Options and SARs granted hereunder shall become immediately vested and exercisable;

(b)        Any restriction periods and restrictions imposed on Restricted Stock, Restricted Stock Units, Qualified Restricted Stock or Qualified Restricted Stock Units shall be deemed to have expired; any Performance Goals shall be deemed to have been met at the target level; such Restricted Stock and Qualified Restricted Stock shall become immediately vested in full, and such Restricted Stock Units and Qualified Restricted Stock Units shall be paid out in cash; and

(c)        The target payout opportunity attainable under all outstanding Awards of Performance Units and Performance Shares and any Awards granted pursuant to Article 10 shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control.  All such Awards shall become immediately vested.  All Performance Shares and other Awards granted pursuant to Article 10 denominated in Shares shall be paid out in Shares, and all Performance Units and other Awards granted pursuant to Article 10 shall be paid out in cash.

Notwithstanding anything contained herein or in any Award Agreement to the contrary, no payment or distribution under the Plan or pursuant to an Award that (1) is determined by the Company to be deferred compensation subject to Code Section 409A and (2) would be distributed because of a Change in Control shall be so distributed at the time of the Change in Control unless the distribution qualifies under Code Section 409A(a)(2)(A)(v) as a distribution upon a change in ownership or effective control or a change in the ownership of a substantial portion of assets or otherwise qualifies as a permissible distribution under Code Section 409A.

In the event of a Change in Control, the Board or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity shall: (1) assume or continue all or any part of the Options and SARs outstanding under the Plan or (2) substitute substantially equivalent Options and SARs (including an award to acquire substantially the same consideration paid to the shareholders in the transaction by which the Change in Control occurs) for those outstanding under the Plan.  In the event any surviving entity or acquiring entity refuses to assume or continue such Awards or to substitute similar awards for those outstanding under the Plan, then with respect to Awards held by Participants whose continuous service has not terminated, the Board in its sole discretion and without liability to any person may: (1) provide for the payment of a cash amount in exchange for the cancellation of an Option or SAR equal to the product of (x) the excess, if any, of the Fair Market Value per Share at such time over the Option Exercise Price or Base Value, as the case may be, if any, times (y) the total number of Shares then subject to such Award; (2) continue the Awards; or (3) notify Participants holding an Option or SAR that they must exercise or redeem any portion of such Award (including, at the discretion of the Board, any unvested portion of such Award) at or prior to the closing of the transaction by which the Change in Control occurs and that the Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change in Control occurs.  With respect to any other Awards outstanding under the Plan, such Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change in Control occurs.  The Board shall not be obligated to treat all Awards, even those that are of the same type, in the same manner.

Article 15.       Amendment, Modification and Termination

15.1     Amendment, Modification and Termination.  The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

15.2     Awards Previously Granted.  No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

Article 16.       Withholding

16.1     Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (including any Shares withheld as provided below) sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

16.2     Share Withholding.  With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, subject to such restrictions as the Committee may prescribe, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering Shares held by the Participant or by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory tax withholding requirements.  All elections shall be irrevocable, made in writing and signed by the Participant.

Article 17.       Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

Article 18.       Legal Construction

18.1     Gender and Number.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

18.2     Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.3     Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.4     Governing Law.  To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Idaho without regard to any conflicts of law or choice of law rule or principle that might otherwise reference construction or interpretation of the Plan or any agreements hereunder to the substantive law of another jurisdiction.

18.5     Section 409A.  No amendment to the Plan made pursuant to the amendments approved by the Board on March 17, 2005 or July 20, 2006 shall be applicable to an Award to the extent such amendment would cause the Award to become subject to Code Section 409A.

Adopted by the Board on January 20, 2000

Approved by the Shareholders May 11, 2000

Amended by the Board January 18, 2001

Approved by the Shareholders May 17, 2001

Amended by the Board March 17, 2005

Approved by the Shareholders May 19, 2005

Amended by the Board July 20, 2006